TEMPLETON INSTITUTIONAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY
                          TO ARTICLES OF INCORPORATION

     TEMPLETON INSTITUTIONAL FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies, in accordance with the requirements of Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, to the Department of Assessments and Taxation of the State of Maryland, that:

     FIRST: The Corporation is registered as an open-end investment management company under the Investment Company Act of 1940, as amended.

     SECOND: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation was authorized to issue one billion one hundred forty million (1,140,000,000) shares of capital stock, all of which was common stock, par value $0.0l per share, having an aggregate par value of eleven million four hundred thousand dollars ($11,400,000), with the designations of such shares as follows:

NUMBER OF SHARES                                   DESIGNATIONS

SEVEN HUNDRED FIFTY FIVE MILLION
(755,000,000)                              Foreign Equity Series
   (650,000,000)                           Foreign Equity Series-Primary Shares
   (105,000,000)                           Foreign Equity Series-Service Shares

THREE HUNDRED TWENTY FIVE MILLION
(325,000,000)                              Emerging Markets Series

SIXTY MILLION
(60,000,000)                               Foreign Smaller Companies Series

     THIRD: The Board of Directors of the Corporation, at a meeting held on December 4, 2007 adopted resolutions increasing the aggregate number of shares of capital stock that the Corporation has authority to issue by sixty million
(60,000,000), so that the Corporation has authority to issue one billion two hundred million (1,200,000,000) shares of capital stock. The Board also adopted resolutions allocating sixty million (60,000,000) shares of such authorized, unissued and unclassified capital stock to a new series of the Corporation designated as the Global Equity Series, the shares of which have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the charter of the Corporation, and shall be subject to all of the provisions of the charter relating to shares generally.

     FOURTH: Following the aforesaid actions, the Corporation was authorized to issue one billion two hundred million (1,200,000,000) shares of capital stock, all of which was common stock par value $0.0l per share, having an aggregate par value of twelve million dollars ($12,000,000), with the designations of such shares as follows:

NUMBER OF SHARES                                   DESIGNATIONS

SEVEN HUNDRED FIFTY FIVE MILLION
(755,000,000)                              Foreign Equity Series
   (650,000,000)                           Foreign Equity Series-Primary Shares
   (105,000,000)                           Foreign Equity Series-Service Shares

THREE HUNDRED TWENTY FIVE MILLION
(325,000,000)                              Emerging Markets Series

SIXTY MILLION
(60,000,000)                               Foreign Smaller Companies Series

SIXTY MILLION
(60,000,000)                               Global Equity Series

     FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law; and the Global Equity Series has been so designated and classified by the Board of Directors under the authority contained in the Corporation's charter.

     SIXTH: These Articles Supplementary shall become effective on the date that they are accepted for record by the State of Maryland.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its undersigned authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

Presented and attested to on this 4th day of December, 2007.

                                    TEMPLETON INSTITUTIONAL FUNDS, INC.


                                    By /s/CRAIG S. TYLE
                                      --------------------------
                                          Craig S. Tyle
                                          Vice President


ATTEST /s/ROBERT C. ROSSELOT
       -----------------------
          Robert C. Rosselot
          Secretary